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                                 EXHIBIT 10.2

SunPharm Corporation Amended and Restated 1995 Nonemployee Director Option Plan

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                             SUNPHARM CORPORATION

      AMENDED AND RESTATED 1995 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

    SunPharm Corporation, a Delaware corporation (the "Company"), hereby amends and restates its 1995 Nonemployee Directors' Option Plan (this "Plan"), effective as of April 25, 1997, subject to stockholder approval.

                           I.  PURPOSE OF THE PLAN

    The SUNPHARM CORPORATION 1995 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan") is intended to promote the interests of SUNPHARM CORPORATION, a Delaware corporation (the "Company"), and its stockholders by helping to award and retain highly-qualified independent directors and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees or consultants of the Company or any of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

                            II.  OPTION AGREEMENTS

    Each Option shall be evidenced by a written agreement in the form attached to the Plan.

                        III.  ELIGIBILITY OF OPTIONEE

    Options may be granted only to individuals who are Nonemployee Directors of the Company. Each Nonemployee Director who is elected to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election and without the exercise of the discretion of any person or persons, an Option exercisable for 25,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Nonemployee Director then in office who is not then entitled to receive an Option pursuant to the preceding sentence shall receive, without the exercise of the discretion of any person or persons, an Option exercisable for 5,000 shares of Stock, provided that the Chairman of the Board of Directors then in office shall receive without the exercise of the discretion of any person or persons, an Option exercisable for an additional 10,000 shares of Stock if such Chairman of the Board of Directors is a Nonemployee Director (subject in each case to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. All Options granted under the Plan shall be at the Option price set forth in Paragraph V hereof and shall be subject to adjustment as provided in Paragraph VII hereof.

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                       IV.  SHARES SUBJECT TO THE PLAN

    The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 300,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock acquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

                               V.  OPTION PRICE

    The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option as of the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (i) reported by the Nasdaq Stock Market on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

                              VI.  TERM OF PLAN

    The Plan shall be effective on the date the Plan is approved by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date the Plan is approved by the stockholders of the Company.

                   VII.  RECAPITALIZATION OR REORGANIZATION

    A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    B. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option

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may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    C. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

    D. Any adjustment provided for in Subparagraph (B) or (C) above shall be subject to any required stockholder action.

    E. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                 VIII.  AMENDMENT OR TERMINATION OF THE PLAN

    The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                             IX.  SECURITIES LAWS

    A. The Company shall not be obligated to issue any Stock pursuant to any Options granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

    B. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1944, as amended (the "1934 Act"), meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the 1934 Act. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

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               X.   EFFECTIVE DATE OF AMENDED AND RESTATED PLAN

    The amendment and restatement of this Plan shall become effective, subject to stockholder approval, on April 25, 1997. The amendment and restatement of this Plan, and all Options granted pursuant to the amendment and restatement of this Plan prior to stockholder approval, shall be void and of no further force and effect unless the amendment and restatement of this Plan shall have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to July 30, 1997. In the event such stockholder approval is not obtained, this Plan shall continue in existence with the terms and conditions in effect prior to the effective date of the amendment and restatement provided for hereby.





















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